UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

90 North Broadway
Irvington, New York 10533

(Address of Principal Executive Offices, including Zip Code)

(914) 524-6810

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2012, Prestige Brands Holdings, Inc. (the “Company”) announced that its wholly-owned subsidiary, Prestige Brands, Inc., entered into a purchase agreement on January 24, 2012 with respect to the sale by Prestige Brands, Inc., as issuer (the “Issuer”), of $250.0 million in aggregate principal amount of 8.125% Senior Notes due 2020 (the “Notes”).

The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes will be senior unsecured obligations of the Issuer and will be guaranteed by the Company and certain of its domestic subsidiaries.

The purchase agreement contains customary representations, warranties and agreements by the Issuer. In addition, the Issuer has agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Issuer has agreed with the initial purchasers not to offer or sell any debt securities issued or guaranteed by the Issuer for a period of 90 days after the date of the purchase agreement without the prior written consent of the representative of the initial purchasers. Subject to customary closing conditions, the sale of the Notes is expected to close on or about January 31, 2012.

The Company intends to use the net proceeds from the offering, together with additional senior secured bank debt, to finance the previously announced acquisition of certain North American over-the-counter healthcare brands owned by GlaxoSmithKline plc and its affiliates, to repay its existing senior secured credit facilities, to pay fees and expenses incurred in connection with these transactions and for general corporate purposes.

The initial offering of the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or the related guarantees or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes and related guarantees will be made only by means of a private offering memorandum.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the purchase agreement.

Item 7.01. Regulation FD Disclosure

On January 24, 2012, the Company issued a press release announcing pricing of the Notes, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Prestige Brands Holdings, Inc. dated January 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

Date: January 25, 2012	By:	/s/ Eric S. Klee
Name: Eric S. Klee
Title: Secretary and General Counsel

 EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Prestige Brands Holdings, Inc. dated January 24, 2012.